Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 26, 2022, with respect to the consolidated financial statements of ATA Creativity Global, incorporated herein by reference.

/s/ KPMG Huazhen LLP

KPMG Huazhen LLP

Beijing, China

April 28, 2022